PRICEWATERHOUSECOOPERS LLC

PricewaterhouseCoopers Audit, s.r.o.
Katerinska 40
120 00 Prague 2
Czech Republic
Telephone +420 251 151 111
Facsimile +420 251 156 111
ID No. 40765521

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF UNITED ENERGY, A.S.

We have audited the accompanying consolidated balance sheet of United Energy, a.s. as at 31 December 2003, the related consolidated income statement and notes, including the consolidated statement of cash flows, for the year then ended presented in the annual report of the Company on pages 36-73 (“the consolidated financial statements”). The consolidated financial statements and underlying accounting records are the responsibility of the Company’s Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the Act on Auditors and Auditing Standards of the Chamber of Auditors of the Czech Republic. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance as to whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the accompanying consolidated financial statements give a true and fair view, in all material respects, of the assets, liabilities and equity of United Energy, a.s. as at 31 December 2003, and the results of its operations and its cash flows for the year then ended in accordance with the Act on Accounting and other relevant legislation of the Czech Republic.

We have examined whether the supplementary financial information included in the annual report of the Company on pages 4-29, which does not form part of the financial statements for the year ended 31 December 2003, is consistent with audited financial statements of the Company. In our opinion, all other supplementary information included in the annual report is consistent with the audited financial statements in all material respects.

In addition we have also reviewed the accompanying report on relationships of the Company on pages 76-79 (“the Report”). The completeness and accurary of the Report is the responsibility of the Board of Directors. Our responsibility is to review the accuracy of information included in the report. We conducted our review in accordance with the auditing standards of the Chamber of Auditors of the Czech Republic related to reviews of reports on relations between related parties. These standards require that we plan and perform the review to obtain moderate assurance as to whether the Report is free of material misstatement. Based on our review, nothing has come to our attention that causes us to believe that the accompanying Report has not been properly prepared, in all material respects.

29 April 2004

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Audit, s.r.o.
Represented by

/s/ Thomas Linder                          /s/ Ivana Kunova

Thomas Linder                              Ivana Kunova
Partner                                          Auditor, License No. 1784

UNITED ENERGY, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
ASSETS

                                                             12/31/2003            12/31/2002
                                                          ------------------   --------------------

                                                                        (CZK 000's)

Total Assets                                                      6,673,733              6,668,201
                                                          ==================   ====================

Fixed Assets                                                      5,807,964              6,093,037
                                                          ------------------   --------------------

    Intangible Fixed Assets                                           3,471                  3,558
                                                          ------------------   --------------------

        Software                                                      2,499                  1,581
        Intangible Assets in the Course of Construction                 972                  1,977
                                                          ------------------   --------------------

    Tangible Fixed Assets                                         5,592,844              5,877,781
                                                          ------------------   --------------------

        Land                                                         42,445                 43,794
        Constructions                                             1,435,875              1,477,577
        Equipment                                                 3,613,295              3,848,457
        Other Tangible Fixed Assets                                      18                     18
        Tangible Assets in the Course of Construction               472,560                473,675
        Advances Paid for Tangible Fixed Assets                      28,651                 34,260
                                                          ------------------   --------------------

    Long-Term Investments                                           211,649                211,698
                                                          ------------------   --------------------

        Investments in Subsidiaries                                 211,643                211,643
        Investments in Associates                                         -                     49
        Other Financial Investments                                       6                      6
                                                          ------------------   --------------------

Current Assets                                                      863,789                572,490
                                                          ------------------   --------------------

    Inventories                                                      91,972                 93,981
                                                          ------------------   --------------------

        Raw Materials                                                91,972                 93,981
                                                          ------------------   --------------------

    Long-Term Receivables                                             2,274                  6,432
                                                          ------------------   --------------------

        Long-Term Trade Receivables                                   2,274                  6,432
                                                          ------------------   --------------------

    Short-Term Receivables                                          154,559                164,700
                                                          ------------------   --------------------

        Trade Receivables                                           152,463                163,520
        Taxes Receivables and State Subsidies Receivable              1,141                    533
        Other Receivables from Group Undertakings                         -                      -
        Other Receivables                                               955                    647
                                                          ------------------   --------------------

    Financial Assets                                                614,984                307,377
                                                          ------------------   --------------------

        Cash in Hand                                                    237                  2,434
        Cash at Bank                                                 36,637                 38,844
        Short-Term Investments                                      578,110                266,099
                                                          ------------------   --------------------

Other Assets                                                          1,980                  2,674
                                                          ------------------   --------------------

    Accruals and Deferrals                                            1,918                  1,068
                                                          ------------------   --------------------

        Prepaid Expenses                                              1,875                  1,059
        Accrued Revenue                                                  43                      9
                                                          ------------------   --------------------

    Anticipated Assets                                                   62                  1,606
                                                          ------------------   --------------------

UNITED ENERGY, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
LIABILITIES AND OWNER'S EQUITY

                                                              12/31/2003           12/31/2002
                                                           -----------------   --------------------

                                                                         (CZK 000's)

Total Liabilities and Equity                                      6,673,733              6,668,201
                                                           =================   ====================

Equity                                                            5,285,272              4,858,220
                                                           -----------------   --------------------

    Registered Capital                                            1,912,932              1,912,932
                                                           -----------------   --------------------

       Registered Capital                                         1,912,932              1,912,932
                                                           -----------------   --------------------

    Capital Contributions                                           252,805                252,586
                                                           -----------------   --------------------

       Share Premium                                                226,656                226,656
       Other Capital Contributions                                   26,149                 25,930
                                                           -----------------   --------------------

    Reserve Funds                                                   339,157                324,864
                                                           -----------------   --------------------

       Statutory Reserve Fund                                       335,748                321,829
       Statutory and Other Reserves                                   3,409                  3,035
                                                           -----------------   --------------------

    Retained Earnings                                             2,349,403              2,089,445
                                                           -----------------   --------------------

       Retained Profits                                           2,349,403              2,089,445
                                                           -----------------   --------------------

    Profit (Loss) for the Current Period (+/-)                      430,975                278,393
                                                           -----------------   --------------------

Liabilities                                                       1,364,360              1,788,992
                                                           -----------------   --------------------

    Provisions                                                      541,753                538,267
                                                           -----------------   --------------------

       Non-Deductible Provisions                                     80,070                 25,112
       Deferred Tax Liability                                       461,683                513,155
                                                           -----------------   --------------------

    Long-Term Liabilities                                             1,623                  1,818
                                                           -----------------   --------------------

       Other Long-Term Liabilities                                    1,623                  1,818
                                                           -----------------   --------------------

    Short-Term Liabilities                                          399,828                353,931
                                                           -----------------   --------------------

       Trade Payables                                               378,060                329,432
       Liabilities to Shareholders/Owners                               125                    227
       Payroll Payable and Other Liabilities to Employees            11,377                 10,882
       Liabilities for Social Insurance                               6,745                  6,176
       Taxes and State Subsidies Payable                              3,232                  7,021
       Other Payables                                                   289                    193
                                                           -----------------   --------------------

    Bank Loans & Overdrafts                                         421,156                894,976
                                                           -----------------   --------------------

       Long-Term Bank Loans                                         218,750                569,363
       Short-Term Bank Loans and Overdrafts                         202,406                325,613
                                                           -----------------   --------------------

Other Liabilities                                                    24,101                 20,989
                                                           -----------------   --------------------

    Accruals and Deferrals                                              409                    379
                                                           -----------------   --------------------

       Accruals                                                         409                    379
                                                           -----------------   --------------------

    Anticipated Liabilities                                          23,692                 20,610
                                                           -----------------   --------------------

UNITED ENERGY, a.s.
FINANCIAL STATEMENTS - INCOME STATEMENT

                                                                                   12/31/2003            12/31/2002
                                                                                ------------------   --------------------

                                                                                              (CZK 000's)

Sale of Production (A)                                                                  2,793,059              2,854,751
                                                                                ------------------   --------------------

     Sales of Own Products and Services                                                 2,792,954              2,854,596
     Own Work Capitalized                                                                     105                    155
                                                                                ------------------   --------------------

Cost of Sales (B)                                                                       1,676,763              1,707,428
                                                                                ------------------   --------------------

     Raw Materials and Consumables                                                      1,367,609              1,373,902
     Services                                                                             309,154                333,526
                                                                                ------------------   --------------------

Added Value (A)-(B) (+)                                                                 1,116,296              1,147,323
                                                                                ------------------   --------------------

Staff Costs (-)                                                                           251,666                239,397
                                                                                ------------------   --------------------
     Wages and Salaries                                                                   182,899                173,152
     Emoluments of Board Members                                                              933                    997
     Social Security Costs                                                                 63,458                 60,755
     Other Social Costs                                                                     4,376                  4,493
                                                                                ------------------   --------------------
Taxes and Charges (-)                                                                       3,240                  4,431
Depreciation of Long-Term Assets (-)                                                      371,006                370,486
Sale of Long-Term Assets and Raw Materials (+)                                             11,702                 20,981
Net Book Amount of Long-Term Assets and Raw Materials Sold (-)                                682                 12,273
Increase / (decrease) in Operating Provisions and Complex Prepaid Expenses (-)             30,264                 35,935
Other Operating Income (+)                                                                  3,055                  2,129
Other Operating Charges (-)                                                                41,254                 55,868
                                                                                ------------------   --------------------

Operating Result (C)                                                                      432,941                452,043
                                                                                ------------------   --------------------

Income from Sales of Securities and Shares (+)                                                  1                      -
Securities and Shares Sold (-)                                                                  -                      -
Income from Long-Term Investments (+)                                                           2                      1
     Income from Other Long-Term Investments                                                    2                      1
Income from Short-Term Investments (+)                                                      1,254                      -
                                                                                ------------------   --------------------
Increase / (Decrease) in Financial Provisions (-)                                           2,462                  4,994
Interest Income (+)                                                                         7,795                  3,598
Interest Expense (-)                                                                        7,153                 46,173
Other Financial Income (+)                                                                 29,321                 35,325
Other Financial Expense (-)                                                                30,895                 37,060
                                                                                ------------------   --------------------

Result from Financial Transactions (D)                                                     (2,137)               (49,303)
                                                                                ------------------   --------------------

Tax on Profit or Loss on Ordinary Activities (E)                                             (171)               128,559
                                                                                ------------------   --------------------
     -current                                                                              51,301                    139
     -deferred                                                                            (51,472)               128,420
                                                                                ------------------   --------------------

Profit or Loss on Ordinary Activities After Taxation (C)+(D)-(E) = (F)                    430,975                274,181
                                                                                ------------------   --------------------

Extraordinary Income (+)                                                                        -                 13,284
Extraordinary Charges (-)                                                                       -                  9,072
                                                                                ------------------   --------------------

Profit (Loss) on Extraordinary Items After Taxation (G)                                         -                  4,212
                                                                                ------------------   --------------------

Net Profit (Loss) for the Financial Period (F)+(G)                                        430,975                278,393
                                                                                ==================   ====================

Profit (Loss) Before Taxation                                                             430,804                406,952
                                                                                ==================   ====================

UNITED ENERGY, a.s.
CASH FLOW

                                                                                     12/31/2003             12/31/2002
                                                                                  ------------------   ---------------------

                                                                                                 (CZK 000's)

Cash and Cash Equivalents at the Beginning of the Year (Q)                                  307,377                 150,205
                                                                                  ------------------   ---------------------

Net Profit (Loss) on Ordinary Activities Before Tax (A)                                     430,804                 402,740
                                                                                  ------------------   ---------------------

Adjustments for Non-Cash Movements (B)                                                      391,935                 427,184
                                                                                  ------------------   ---------------------

     Depreciation of Fixed Assets                                                           371,006                 370,486
     Change in General Provisions, Accruals and Prepayments                                  32,725                  18,507
     (Profit)/Loss from Disposal of Fixed Assets                                             (9,898)                 (4,384)
     Dividend Income                                                                         (1,256)                      -
     Net Interest Expense                                                                      (642)                 42,575
                                                                                  ------------------   ---------------------

Net Cash Flows from Ordinary Activities (A) + (B) = (C)                                     822,739                 829,924
                                                                                  ------------------   ---------------------

Working Capital Changes: (D)                                                                 29,004                  83,271
                                                                                  ------------------   ---------------------

     (Increase)/Decrease in Receivables                                                      10,805                  61,802
     Increase/(Decrease) in Short Term Payables                                              15,015                  11,211
     (Increase)/Decrease in Inventories                                                       3,184                  10,258
                                                                                  ------------------   ---------------------

Net Cash Flows from Ordinary Activities Before Tax (C) + (D) = (E)                          851,743                 913,195

Interest Paid (F)                                                                            (7,153)                (46,173)
Interest Received (G)                                                                         7,795                   3,598
Income Tax on Ordinary Activities Paid (H)                                                   (1,142)                   (672)
Cash Movements Relating to Extraordinary Profit/(Loss)
     Including Tax Paid on Extraordinary Income (I)                                               -                   4,212
Received dividends and shares from profit (J)                                                 1,256                       -
                                                                                  ------------------   ---------------------

Net Cash Flows from Ordinary Activities (E) + (F) + (G) + (H) + (I) + (J) = (M)             852,499                 874,160
                                                                                  ------------------   ---------------------

Acquisitions of Fixed Assets                                                                (79,475)                (55,581)
Proceeds from Sale of Fixed Assets                                                           12,842                  19,632
Loans to Related Parties                                                                          -                       -
                                                                                  ------------------   ---------------------

Net Cash Flows From Investing Activities (N)                                                (66,633)                (35,949)
                                                                                  ------------------   ---------------------

Change in Long Term and Short Term Liabilities (K)                                         (474,015)               (676,660)
Changes in Equity (L)                                                                        (4,244)                 (4,379)
                                                                                  ------------------   ---------------------

     Direct Payments from Reserves                                                           (3,632)                 (3,758)
     Dividends Paid                                                                            (612)                   (621)
                                                                                  ------------------   ---------------------

Net Cash Flows from Financing Activities (K) + (L) = (O)                                   (478,259)               (681,039)
                                                                                  ------------------   ---------------------

Net Increase (Decrease) in Cash and Cash Equivalents (M) + (N) + (O) = (P)                  307,607                 157,172
                                                                                  ------------------   ---------------------

Cash and Cash Equivalents at the End of the Year (P) + (Q)                                  614,984                 307,377
                                                                                  ==================   =====================